EXHIBIT 99.09


                CERTIFICATION AND REQUEST FOR ADDITIONAL RIGHTS

To the Subscription Agent:

               The undersigned hereby certifies that it is a broker-dealer registered with the Securities and Exchange Commission, commercial bank or trust company, securities depository or participant therein, or nominee therefor, holding of record ___________ shares of Common Stock, par value
$1.00 per share (the "Common Shares"), and _________ shares of Class B Common Stock, par value $1.00 per share (the "Class B Stock", and collectively with the Common Stock, the "Company Stock"), of Commonwealth Telephone Enterprises, Inc. (the "Company") on behalf of __________ beneficial owners as of the close of business on September 25, 1998, the Record Date for the offering by the Company of 3,678,612 shares of Common Stock pursuant to transferable subscription rights (the "Rights") being distributed to record holders of shares of Company Stock, all as described in a Prospectus dated September 23, 1998, as supplemented by a Prospectus Supplement dated the Record Date (as supplemented, the "Prospectus"), a copy of which the undersigned has received. One Right is being distributed for each 5 shares of Company Stock held of record as of the close of business on the Record Date, and any fractional
Right will be rounded up to the nearest whole number. The undersigned further certifies that _________ beneficial owners on whose behalf it held, as of the close of business on the Record Date, _________ shares of Company Stock registered in the name of the undersigned are each entitled to an additional Right in accordance with the principle that any fractional Right to which a beneficial owner would otherwise be entitled should be rounded up to the nearest whole number. Accordingly, the undersigned requests that, upon surrender of its Subscription Certificate evidencing _________ Rights, a Subscription Certificate evidencing _________ Rights (including _________ additional Rights) be issued. The undersigned further certifies that each such beneficial owner is a bona fide beneficial owner of shares of Company Stock, that such beneficial ownership is reflected on the undersigned's records and that all shares of Company Stock which, to the undersigned's knowledge, are beneficially owned by any such beneficial owner through the undersigned have been aggregated in calculating the foregoing. The undersigned agrees to provide the Company or its designee with such additional information as the Company deems necessary to verify the foregoing.

                                              ______________________________
                                              Name of Record Holder

                                              By:___________________________
                                                 Name:
                                                 Title:
                                                 Address:

                                               Telephone Number:

                                              Date:____________________, 1998